Exhibit 99.1

Vivint Solar Names David Bywater as CEO

Veteran Executive Brings Vision and Energy to Role as Permanent CEO

LEHI, Utah (December 19, 2016) – Vivint Solar (NYSE: VSLR), a leading full-service residential solar provider, today announced that David Bywater has been appointed chief executive officer of the company by the board of directors, effective immediately. Bywater has been acting in the role of interim CEO of Vivint Solar since May 2, 2016. Having consulted with and helped run some of the world’s most innovative and dynamic companies, Bywater brings more than 20 years of management experience to Vivint Solar.

“We strongly believe David is the best candidate for the CEO position,” said Peter Wallace, chairman of the board. “He positions Vivint Solar to execute on its tremendous opportunity to provide clean, affordable energy to consumers.”

As interim CEO of Vivint Solar, Bywater made significant gains in driving efficiencies in the company’s installation process, rationalizing its cost basis and re-establishing closer collaboration with Vivint Smart Home. He previously served as the chief operating officer at Vivint Smart Home and was responsible for customer operations, human resources, field service and supply chain management for the largest smart home services provider in North America, now serving more than 1 million customers.

“I look forward to continuing to build upon Vivint Solar’s robust business in the emerging residential solar market with the board, the management team, our partners and our talented team,” Bywater said. “We will continue to focus on generating strong growth predicated upon sound unit economics, while striving to consistently delight our customers with the best-in-class experience. As we seek to become the most sustainable residential solar company in the industry, Vivint Solar is well positioned to create added value for our shareholders and deliver upon its market potential.”

Prior to his role at Vivint Smart Home, Bywater served as an executive vice president and corporate officer for Xerox and was the chief operating officer of its $1.8 billion State Government Services Business. He spent 10 years working at Affiliated Computer Services (ACS), one of the largest BPO and ITO companies in the world. During his tenure with ACS, he was responsible for the management of several business units, which encapsulated more than 60 different companies.

Bywater holds a Bachelor of Science degree in economics from Brigham Young University and an MBA from Harvard Business School.

About Vivint Solar

Vivint Solar is a leading provider of distributed solar energy – electricity generated by a solar energy system installed at a customer’s location – to residential customers in the United States. Vivint Solar’s customers pay little to no money upfront, receive significant savings relative to utility generated electricity and continue to benefit from guaranteed energy prices over the 20-year term of their contracts. Vivint Solar finances, designs, installs, monitors and services the solar energy systems for its customers. Vivint Solar also provides solar energy systems for purchase. For more information, visit www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-looking Statements

This press release contains forward-looking statements as defined within the meaning of the federal securities laws, including statements regarding Vivint Solar’s growth, business prospects and future success; the residential solar market; and Vivint Solar’s ability to create value for shareholders and deliver upon its market potential. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to the risks set forth in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.vivintsolar.com. Vivint Solar does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Press Contacts

Vivint Solar

Helen Langan, Director of Public Relations

385-202-6577

pr@vivintsolar.com

Agency Contact

Ashlyn Hewlett, Method Communications

801-461-9772

ashlyn@methodcommunications.com